LEGG MASON, INC.

1996 Equity Incentive Plan

PERFORMANCE SHARES GRANT AGREEMENT

Grant Summary

Participant: ___________________
Grant Date: ___________________
Number of Performance Shares Granted: ___________________

Pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended from time to time (the "Plan"), Legg Mason, Inc. (the "Company") hereby grants to the above named Key Employee (the "Participant") an award of Performance Shares (the "Award"), upon and subject to the restrictions, terms and conditions set forth below. The number of Performance Shares included in the Award are stated in the Grant Summary set forth above. By executing this Grant Agreement, the Participant acknowledges acceptance of the Award subject to all of the restrictions, terms and conditions set forth in this Agreement and the Plan.

This Award is subject in all respects to the applicable provisions of the Plan. Such provisions are incorporated herein by reference and made a part hereof. Capitalized terms not defined herein that are defined in the Plan shall have the meanings specified in the Plan.

In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement are applicable to the Award granted hereby.

  DEFINITIONS

  Under this Agreement, except where the context otherwise indicates, the following definitions apply:

  (a)     "Account" means the bookkeeping account maintained for the Participant pursuant to Section 3(b).

  (b)     "Agreement" means this Performance Shares Grant Agreement and shall include the applicable provisions of the Plan.

  (c)     "Cause" means mean (i) a material violation by Participant of, or an act taken by Participant or Participant's failure to act which causes the Company or any of its subsidiaries to be in violation of, any government statute or regulation, or of the constitution, by-laws, rules or regulations of any securities or commodities exchange or a self-regulatory organization, or of the written policies of the Company, including but not limited to the Company's Code of Conduct; (ii) the entering of an order or decree or the taking of any similar action with respect to Participant which substantially impairs Participant from performing his duties; (iii) Participant's insubordination, malfeasance, disloyalty or dishonesty in any material respect; (iv) Participant's conviction of a misdemeanor of moral turpitude or felony; or (v) Participant's failure to devote all of his professional time to his assigned duties and to the business of the Company.

  (d)     "Change of Control" shall be deemed to have occurred at such time as (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) other than an affiliate of the Company on the date hereof, becomes the beneficial owner (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company or a successor representing 50% or more of the combined voting power of the Company's then outstanding securities having the ordinary right to elect directors of the Company or (ii) the Company's stockholders shall have approved any agreement providing for a merger in which the Company will not remain an independent publicly owned company or a consolidation or sale or other disposition of all or substantially all of the assets of the Company, other than a transaction in which the Company or its stockholders own 50% or more of the combined voting power of the resulting entity.

  (e)     "Closing Price" means the closing price per share of the Common Stock on such date as reported by such registered national securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed on such an exchange, as quoted on NASDAQ.

  (f)     "Dividend" means any dividend (other than in Common Stock) on Common Stock, or any distribution (other than in Common Stock) with respect thereto.

  (g)     "Dividend Payment Date" means the payment date for a Dividend.

  (h)     "Fiscal Year" means the fiscal year of the Company, which is currently April 1 through March 31.

  (i)     "Good Reason" means (i) a material reduction in the Participant's authority, duties and responsibilities, or the assignment to the Participant of duties materially and adversely inconsistent with the Participant's position or positions with the Company and its subsidiaries; (ii) a material reduction in base salary of the Participant, other than a reduction made in connection with a change in the Participant's total compensation opportunity (and which does not result in a reduction of the Participant's total compensation opportunity); or (iii) a requirement by the Company that the Participant's primary work location be moved more than 50 miles from the Company's principal place of business in Baltimore, Maryland.

  Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date on which the Participant gives the written notice thereof to cure such event or condition (such notice from the Participant to be given within ninety (90) days from the date the event or condition first occurs) and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

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  (j)     "Grant Date" means January 28, 2008, the date on which the Award was made.

  (k)     "Participant" means the Key Employee listed in the Grant Summary on the first page of this Agreement. Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom Performance Shares credited to the Account of the Participant may be transferred by will or by the laws of descent and distribution, the word "Participant" shall be deemed to include such person

  (l)     "Performance Share" means a bookkeeping entry that represents the right to receive one share of unrestricted Common Stock under the Plan pursuant to the terms and conditions of this Agreement, without transferring to the Participant any of the attributes of ownership of Common Stock prior to the issuance of the unrestricted Common Stock.

  (m)     "Performance Threshold" means the requirement that the Closing Price exceed specified thresholds in order for the Participant to earn Performance Shares as set out in subsection (2) of sections 3(a)(i)-(v) hereof.

  (n)     "Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in the Participant's death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

  (o)     "Vesting Date" means each date on which the Committee certifies, in writing, that the Participant has satisfied both the time and performance vesting requirements of Section 3 and has earned the right to receive shares of Common Stock with respect to Performance Shares.

  GRANT OF PERFORMANCE SHARES

  (a)     Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Participant, as of the Grant Date, the number of Performance Shares listed in the Grant Summary on the first page of this Agreement.

  (b)     Performance Shares granted to the Participant shall be credited to the Participant's Account. The Participant's Account shall be the record of Performance Shares granted to the Participant hereunder and is solely for accounting purposes and shall not require a segregation of any assets of the Company.

  (c)     If the Company pays a Dividend, the Participant's Account will be credited with the dollar value of the Dividend allocable to the Performance Shares (whether or not vested) that are credited to the Participant's Account and have not been distributed under Section 4. Any Dividend credited to the Participant's Account shall be subject to the same vesting schedule and other restrictions as the Performance Shares with respect to which such Dividend was credited. As of December 31 of each year (or, if applicable, as of the last day of the month preceding a Vesting Date), the Participant's Account will be credited (or charged) as follows:

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  (i) Cash Dividend. Cash Dividends shall be credited with interest form the Dividend Payment Date to the date of payment under Section 4(a)(ii) at a per annum rate equal to the annual return for the year received by the holder of a share of the Citi Liquid Reserves Portfolio (or such other money market fund as is determined by the Committee) as published in The Wall Street Journal.

  (ii) Non-Cash Dividend. To the extent that the Company pays a non-cash Dividend and the property that comprises such non-cash Dividend consists of publicly traded securities or other property whose fair market value is readily determinable from available public sources (e.g., published valuations), the Account shall be credited (or charged) with the amount of any appreciation or depreciation in the value of such publicly traded securities or other property following the Dividend Payment Date, together with the value of any subsequent dividend or distribution with respect thereto. The determination of the value of other property shall be made based upon such available public source or sources as shall be selected in good faith by the Committee. In the event the value of any non-cash Dividend (or any portion thereof) (or dividend or distribution with respect thereto) is not readily determinable, then the value of such non-cash Dividend (or dividend or distribution with respect thereto) shall be credited to the Account and with interest on the same basis as a cash Dividend (from the Dividend Payment Date or, if later, as of the last date on which the value of such non-cash Dividend was readily determinable in accordance with the foregoing provisions). In no event shall the Company or the Committee be required to secure an appraisal of any securities or other property.

  (d)     The Participant shall not have the rights of a stockholder with respect to any Performance Shares credited to the Participant's Account; however the Participant will have all such rights with respect to shares of Common Stock that have been distributed to the Participant pursuant to Section 4.

  VESTING

Except as otherwise provided in the Plan or this Agreement, the Performance Shares subject to this Award shall vest, and shall cease to be subject to forfeiture in accordance with the provisions of this Section 3.

(a)     Regular Vesting Schedule. The Performance Shares granted to the Participant shall be subject to both time and performance vesting, both of which must be met before the Participant earns (and becomes vested in) the Performance Shares.

(i)     The Participant shall earn the right to twenty percent (20%) of the Performance Shares if (1) the Participant remains continuously employed by the Company through the close of business on the first (1st) anniversary of the Grant Date, and (2) the Closing Price of the Common Stock exceeds $77.97 for a period of not less than thirty (30) consecutive trading days during the period commencing on the Grant Date and ending on the eighth (8th) anniversary of the Grant Date.

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(ii)     The Participant shall earn the right to an additional twenty percent (20%) of the Performance Shares if (1) the Participant remains continuously employed by the Company through the close of business on the second (2nd) anniversary of the Grant Date, and (2) the Closing Price of the Common Stock exceeds $85.76 for a period of not less than thirty (30) consecutive trading days during the period commencing on the Grant Date and ending on the eighth (8th) anniversary of the Grant Date.

(iii)     The Participant shall earn the right to an additional twenty percent (20%) of the Performance Shares if (1) the Participant remains continuously employed by the Company through the close of business on the third (3rd) anniversary of the Grant Date, and (2) the Closing Price of the Common Stock exceeds $94.34 for a period of not less than thirty (30) consecutive trading days during the period commencing on the Grant Date and ending on the eighth (8th) anniversary of the Grant Date.

(iv)     The Participant shall earn the right to an additional twenty percent (20%) of the Performance Shares if (1) the Participant remains continuously employed by the Company through the close of business on the fourth (4th) anniversary of the Grant Date, and (2) the Closing Price of the Common Stock exceeds $103.78 for a period of not less than thirty (30) consecutive trading days during the period commencing on the Grant Date and ending on the eighth (8th) anniversary of the Grant Date.

(v)     The Participant shall earn the right to the final twenty percent (20%) of the Performance Shares if (1) the Participant remains continuously employed by the Company through the close of business on the fifth (5th) anniversary of the Grant Date, and (2) the Closing Price of the Common Stock exceeds $114.15 for a period of not less than thirty (30) consecutive trading days during the period commencing on the Grant Date and ending on the eighth (8th) anniversary of the Grant Date.

(b)     Vesting On Termination Without Cause Or Resignation For Good Reason. If the Participant's employment is terminated by the Company without Cause or the Participant resigns for Good Reason, then, except as provided in the next sentence, any Performance Shares that have not been earned and vested as of the date of termination shall be forfeited. Notwithstanding the Participant's termination without Cause or resignation for good reason, the Participant shall earn (and become vested in) the nonvested Performance Shares to the extent that:

(i)     the Performance Threshold under Section 3(a)(i) through (v) is met prior to the third (3rd) anniversary of the Participant's termination of employment; and

(ii)     the Participant has satisfied the employment requirements contained in Section 3(a) as of the close of business on the termination date, or such employment requirement would have been satisfied by the fourth anniversary of the Grant Date (had the Participant remained employed with the Company through such date).

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(c)     Vesting On Death, Permanent Disability, Or A Change In Control. All vesting and performance restrictions with respect to the Performance Shares subject to this Award shall lapse, and all such Performance Shares shall immediately vest, upon the Participant's death or Permanent Disability, or a Change In Control. The date of the Participant's death, Permanent Disability or the Change in Control shall be deemed to be the Vesting Date for purposes of this Agreement.

(d)     Vesting Upon Termination for Other Reasons. No special vesting provisions shall apply if the Participant's employment with the Company ceases for any other reason (including, without limitation, (1) Cause; (2) a mutual agreement between the Company and the Participant to terminate Participant's employment; or (3) resignation of the Participant). Upon such termination, any Performance Shares that have not been earned and vested as of the date of termination (i.e., the Vesting Date has not occurred) shall be forfeited.

(e)     Vesting Only On Trading Day. In the event that a vesting would occur on a date that is not a trading day, then vesting will occur on the next trading day.

(f)     Vesting Not Affected By Subsequent Change In Closing Price. Once the Performance Threshold is met with respect to any Performance Shares, the Participant shall earn such Performance Shares (subject to satisfaction of the applicable employment requirements), and the Participant's right to receive such Performance Shares shall not be affected by a subsequent decline in the Closing Price.

(g)     Termination of Award. This Award shall expire on the eighth (8th) anniversary of the Grant Date (i.e., January 28, 2016). Any Performance Shares that have not been earned and vested as of the eighth (8th) anniversary of the Grant Date (i.e., the Vesting Date has not occurred by January 28, 2016) shall be forfeited.

(h)     Committee Certification. As soon as is reasonably practical following satisfaction of the time and performance vesting requirements contained in this Section 3, the Committee shall certify, in writing, that the Performance Threshold(s) and other applicable terms of the Award have been met and that the Participant is entitled to payment in accordance with Section 4. No payment or distribution of Common Stock or other payment shall be made until such certification has been made.

4.     DISTRIBUTION OF PERFORMANCE SHARES

(a)     Subject to the dollar limitation on payments that is contained in Section 13 of the Plan (applicable to Section 162(m) Participants), as of a Vesting Date:

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(i)     The number of Performance Shares credited to the Account of the Participant that become vested on such Vesting Date shall be converted into actual shares of Common Stock on a one-for-one basis. Any vested fractional Performance Shares that cannot be converted into whole shares of Common Stock shall be distributed to the Participant in cash.

(ii)     The amount of any Dividends credited to the Participant's Account with respect to Performance Shares that became vested on the Vesting Date shall be paid to the Participant in cash.

(iii)     Within ten (10) business days following the Vesting Date, the Company shall distribute to the Participant the number of shares of Common Stock, and cash determined in accordance with Section 4(a)(i) or (ii) (net of any withholding required under applicable law and not paid by the Participant in cash pursuant to Section 14).

(b)     To the extent that any Performance Shares cannot be converted to Common Stock and distributed to the Participant (or any other payment cannot be made pursuant to Section 4(a)) because of the payment limitations contained in Section 13 of the Plan, such Performance Shares shall nevertheless become fully vested and earned by the Participant on the Vesting Date, but the conversion of such Performance Shares to Common Stock and the distribution of such Common Stock to the Participant (as well as any other amount otherwise payable under Section 4(a)) shall be delayed until the earliest date on which such distribution or payment can be made consistent with Section 409A of the Code and the payment limitations contained in Section 13 of the Plan. To the extent that Section 409A of the Code applies to any distribution or payment that is delayed in accordance with the provisions of this Section 4(b), then any distribution or payment made in connection with or following the Participant's separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code and the regulations issued thereunder) shall not be made earlier than the first business day of the seventh month following the Participant's Separation from Service, or if earlier the date of death of the Participant). Any distribution or payment that is delayed in accordance with the foregoing sentence shall be made on the first business day following the expiration of such six (6) month period.

5.     SECURITIES LAWS

Participant hereby represents and covenants that if in the future the Participant decides to offer or dispose of any shares of Common Stock issued in connection with this Award, the Participant will do so only in compliance the Securities Act of 1933, as amended, and all applicable state securities laws. As a condition precedent to the delivery to Participant of any Common Stock subject to this Award, Participant shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Common Stock and, in connection therewith, shall execute any documents and make any representation and warranty to the Company which the Committee shall in its sole discretion deem necessary or advisable.

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6.     ASSIGNABILITY

No amount payable to the Participant hereunder (including, without limitation, Performance Shares credited to the Participant's Account) shall be transferable by the Participant otherwise than by will or the laws of descent and distribution. No amount shall be payable to anyone other than the Participant during the Participant's lifetime. No assignment, pledge, hypothecation, encumbrance or transfer of any amount payable to the Participant under this Agreement (including, without limitation, shares of Common Stock payable on a Vesting Date), whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever. Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition shall be null and void.

7.     UNFUNDED PLAN

(a)     Obligations of the Company. The obligation of the Company to make payments with respect to Performance Shares granted hereunder shall be interpreted solely as an unfunded contractual obligation to make such payments in the manner and under the conditions prescribed under this Agreement. Any assets set aside with respect to amounts payable under this Agreement (including Common Stock held in street name) shall be subject to the claims of the Company's general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan or this Agreement, have any interest in any such assets. In no event shall any assets set aside (directly or indirectly) with respect to amounts payable under this Agreement be located or transferred outside the United States.

(b)     Rights of the Participant. Neither the Participant nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement, and the Participant or any such other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan or this Agreement.

8.     AWARD CONFERS NO RIGHTS TO CONTINUED EMPLOYMENT

Nothing in the Plan or in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any subsidiary of the Company for a specified period of time or interfere with the right of the Company and its subsidiaries to terminate such employment at any time.

9.     DECISIONS OF COMMITTEE

The Committee shall have the right to resolve all questions which may arise in connection with this Award. Any interpretation, determination or other action made or taken by the Board of Directors of the Company or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

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10.     ADJUSTMENT

In the event that there occurs (a) any change in the number of outstanding shares of Common Stock through the declaration of dividends, stock splits or the like or through any change in the capital account of the Company or any other transaction referred to in Section 424(a) of the Code or (b) any other change in the capital structure or in the Common Stock, then, if applicable, the number of Performance Shares subject to this Award, the Performance Thresholds and the number and class of shares which are issued in payment of the Award shall be adjusted as provided in the Plan. Any decision of the Committee regarding the amount and timing of any adjustment will be final and conclusive.

11.     THE COMPANY'S RIGHTS

The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.     COMPLIANCE WITH APPLICABLE LAW; REGULATORY COMPLIANCE

This Award is subject to the condition that if the listing, registration or qualification of the Common Stock to be issued in payment of this Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the Common Stock to be issued in payment of this Award may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

13.     CLAIMS PROCEDURE

(a)     Claims for Deferred Compensation. The Company and the Participant hereby agree that the purpose of this Agreement is to provide supplemental benefits to the Participant in the form of deferred compensation. For purposes of Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), this Agreement is intended to constitute an unfunded plan maintained for the purpose of providing deferred compensation for the Participant. Any claim for compensation hereby by the Participant shall be made in writing to the Committee. If such claim for compensation is wholly or partially denied, the Committee shall, within ninety (90) days after receipt of the claim, notify the Participant of such denial. If the Committee determines that special circumstances require an extension of time for processing the claim, the Committee will notify the Participant of the extension before the expiration of the initial 90-day period. The extension notice shall indicate the special circumstances requiring the extension and the date by which a benefit determination is expected to be rendered. The extension can be no longer than 90 days from the end of the initial period. Such notice of denial shall be in writing, shall be delivered to the Participant in writing or by electronic notification, shall be expressed in a manner calculated to be understood by the Participant and shall contain (1) the specific reason or reasons for denial of the claim, (2) reference to the specific provisions of this Agreement and/or the Plan upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the claim review procedure and the applicable time limits, and including a statement of the Participant's right to bring a civil action under ERISA section 502(a) following the denial of a claim on review, as specified under the provisions of this Section 13.

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(b)     Request for Review of Denial. In the event that a claim for compensation by the Participant is denied, the Participant may (1) file with the Committee a written request that the Committee conduct a full and fair review of the denial of the claim for compensation and (2) review any documents pertinent to such request. Such request shall be delivered to the Committee within sixty (60) days after the receipt by the Participant of the written notice of denial of the claim. Such review shall (i) provide the Participant with the opportunity to submit written comments, documents, records and other information relating to the claim for compensation; (ii) provide the Participant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for compensation; and (iii) take into account all comments, documents, records or other information submitted by the Participant relating to the claim for compensation, without regard to whether such information was submitted or considered in the initial determination of compensation. The Committee will discuss any request for a review that it receives with the Company's Board of Directors.

(c)     Decision on Review of Denial. The Committee shall deliver to the Participant a written decision on any claim filed hereunder within sixty (60) days after the receipt of the aforesaid request for review. If the Committee determines that special circumstances require an extension of time for processing the claim, the Committee will notify the Participant of the extension before the expiration of the initial 60-day period. The extension notice shall indicate the special circumstances requiring the extension and the date by which a benefit determination is expected to be rendered. The extension can be no longer than 60 days from the end of the initial period. Such decision shall be in writing, shall be delivered to the Participant in writing or by electronic notification, shall be expressed in a manner calculated to be understood by the Participant and, if the decision is a denial, shall contain (1) the specific reason or reasons for denial of the claim, (2) reference to the specific provisions of this Agreement and/or the Plan upon which the denial is based, (3) contain a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Participant's claim for compensation, and (4) a statement of the Participant's right to bring a civil action under ERISA section 502(a) following the denial

(d)     Deemed Exhaustion. Furthermore, in the event that the Committee fails to follow this claims procedure, the Participant shall be deemed to have exhausted the administrative claims procedures under this Section 13 and shall be entitled to pursue available remedies under ERISA section 502(a).

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14.     WITHHOLDING; TAX MATTERS

(a)     The Company may, and the Participant hereby authorizes the Company to, charge the Participant's Account (or, to the extent permitted by law, to deduct from payments of any kind by the Company or its subsidiaries to which the Participant would otherwise be entitled, including without limitation, salary, bonus and other compensation) any federal, state or local taxes (including, without limitation, income taxes and the Participant's portion of any employment taxes) or other amounts which it deems are required by law to be withheld. In addition, the Company may retain a sufficient number of shares of Common Stock to be issued to the Participant to cover all such required withholding. Notwithstanding the forgoing, in lieu of having such required withholding deducted from other amounts due, the Participant may direct the Company to reduce the number of vested Performance Shares and/or Dividends allocated to the Participant's Account or otherwise retain a sufficient number of shares of Common Stock to be issued to the Participant to cover any or all such required withholding. Alternatively, the Participant may elect to remit to the Company by check an amount sufficient to satisfy any federal, state or local withholding tax requirements, prior to the delivery of Common Stock pursuant to Section 4 hereof. Participant acknowledges that if Participant fails to provide the check described in the prior sentence, the Company shall elect the manner in which any required withholding shall be made in its sole discretion without any liability to the Participant resulting from the option the Company selects or the timing under which the Company makes and carries out the election.

(b)     If the Participant is subject to liability under section 16(b) of the Securities and Exchange Act of 1934 on the Vesting Date and makes an election in a timely manner under Section 83(b) of the Code to recognize income for tax purposes, the Participant shall notify the Compensation department within the Company's Finance Department within thirty (30) days of making such election. Participant acknowledges that if the Participant elects to make a Section 83(b) election, the Participant shall be responsible for satisfying applicable IRS filing requirements with respect to such election.

(c)     The Participant understands and agrees that the Company makes no representations as to the tax consequences of the grant of Performance Shares hereunder or the payment of Common Stock with respect thereto (including, without limitation, under Section 409A of the Code, if applicable). The Participant is solely responsible for any and all income, excise or other taxes imposed on the Participant with respect to the Award

15.     AMENDMENTS

This Agreement may be amended only by written agreement signed by both parties. No modification to the Plan that would materially adversely affect the terms of this Agreement, as they apply to the Participant, shall apply to this Agreement without the written approval of the Participant; provided, however, modifications to the Plan that are dictated by requirements of federal or state laws applicable to the Company shall not be deemed to adversely affect the terms of this Agreement.

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16.     MISCELLANEOUS PROVISIONS

(a)     Successors; Assignments And Transfers. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder. The rights and interests of Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except in the event of death of Participant, by will or by the laws of descent and distribution. This Agreement may be assigned by the Company without the Participant's consent.

(b)     General. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Common Stock of the Company as will be sufficient to satisfy the requirements herein and shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith.

(c)     Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, or (b) by mailing in the United States mails to the address of the party entitled thereto as set forth below, via certified or registered mail, return receipt requested. The notice shall be deemed to be received in case of delivery, on the date of its actual receipt by the party entitled thereto, and in case of mailing, five days following the date of such mailing. Any notice mailed to the Company shall be addressed to the Equity Incentive Plan Administrator of the Company at 100 Light Street, Baltimore, Maryland 21202. Any notice mailed to Participant shall be addressed to Participant at Participant's address as reflected in the personnel records of the Company. Either party hereto may designate a different address for notices than the one provided herein by notice to the other.

(d)     Headings. The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. References in this Agreement to any Section or Sections are references to a Section or Sections of this Agreement, unless expressly stated otherwise.

(e)     Gender. The use of either gender herein shall be deemed to be or include the other gender and the use of the singular herein shall be deemed to be or include the plural and vice versa, wherever appropriate, unless the context clearly indicates otherwise.

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(f)     Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of Maryland (without regard to conflicts of laws rules thereof), except to the extent superseded by ERISA.

(g)     Construction. This Agreement has been entered into in accordance with the terms of the Plan, and wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

Amounts payable on the Vesting Date (and not subject to Section 13 of the Plan) are intended to constitute a separate payment that qualifies as a short-term deferral under Treas. Reg. Sec. 1.409A-1(b)(4) (and which does not provide for the deferral of compensation subject to Section 409A of the Code under the short-term deferral exception) and, if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with such amounts not being subject to the provisions of Section 409A. Amounts which cannot be paid, and which must be deferred, under Section 13 of the Plan are intended to constitute a separate payment that is payable on a fixed date (or pursuant to a fixed schedule with objectively determinable and nondiscretionary payment dates). Notwithstanding the forgoing, to the extent that Section 409A of the Code applies to any election or payment required under this Agreement, such payment or election shall be made in conformance with the provisions of Section 409A of the Code. To the extent that Section 409A of the Code applies to any provision of this Agreement and such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the provision complying with the applicable provisions of Section 409A of the Code.

(h)     Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and its seal to be affixed hereto, and the Participant has hereunto set the Participant's hand and seal, all on the day and year first above written.

LEGG MASON, INC.

By:__________________________________
    Name:
    Title

Date:________________________________

[SEAL]

PARTICIPANT:

__________________________________ (SEAL)
[Name]

Date:________________________________